PROSPECTUS SUPPLEMENT                           REGISTRATION NO. 333-96063
(To Prospectus dated October 25, 2004)          Filed Pursuant to Rule 424(b)(3)




                               [graphic omitted]




                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of B2B Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                   Primary
                                                                     Share         Trading
                      Name of Company                 Ticker        Amounts        Market
     ---------------------------------------------    -------       --------      ---------
     Agile Software Corporation                        AGIL            4           NASDAQ
     Ariba, Inc.                                       ARBA        3.458333        NASDAQ
     CheckFree Corporation                             CKFR            4           NASDAQ
     Internet Capital Group, Inc.                      ICGED          0.75         NASDAQ
     Pegasus Solutions, Inc.                           PEGS            2           NASDAQ
     VerticalNet, Inc.                                 VERT           0.6          NASDAQ

-------------------

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

          The date of this prospectus supplement is September 30, 2005.